UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

MODERN PVC INC.

(Exact name of registrant as specified in charter)

Nevada	333- 181606	99-0368969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51-01 39th Avenue Unit HH-12 Sunnyside, NY	11104
(Address of principal executive offices)	(Zip Code)

(773) 782 6273

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 17, 2014, the Company received the resignation notice of Vadims Horosevskis from all of his positions with the Company, including Director, President, Treasurer, and Secretary, and any other position or role with the Company.

Mr. Horosevskis’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On July 17, 2014, before resigning as Director, Mr. Horosevskis appointed  Christopher Lugue as the Company’s new Director, President, Treasurer, and Secretary of  the Company.

Mr. Lugue, who is 41 years old, has since 2004 been a Vice President – Lending of Zambrano Financial Inc., Makati Philippines, a position that made him responsible for reviewing and making small business loans.  He received a Bachelor of Commerce in 1994 and a Master of Commerce in 1998, both from Ateneo University, Manila Philippines.

Mr. Lugue will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Lugue and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Lugue and any of our officers or directors.  Mr. Lugue has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN PVC INC.

Date: August 19, 2014	By:	/s/ Christopher Lugue
Christopher Lugue, President

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